UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-23064	73-1136584
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification No)

608 South Main Street, Stillwater, Oklahoma		74074
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 372-2230

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Southwest Bancorp, Inc. (NASDAQ Global Select Market—OKSB, OKSBP), (“Southwest”) entered into an agreement as of December 1, 2011 calling for a bulk sale for cash of loans and other real estate to SW Loan Portfolio Holdings, L.P. and its affiliates. SW Loan Portfolio Holdings L.P. is not an affiliate of Southwest. The sales were subject to customary representations and warranties. Under the agreement Southwest would not retain any interest in the loans or other real estate sold. The amount of assets sold under this agreement was not determined until December 13, 2011.

This Form 8-K is being filed solely to report entry into the above-mentioned bulk sale agreement. Further information on the bulk sale and sales of other assets is included in other filings.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not applicable.
(b)	Pro forma financial information. Not applicable.
(c)	Exhibits. Not applicable.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORP, INC.

By:	/s/ Rick Green
Rick Green
President and Chief Executive Officer

Dated: December 14, 2011.